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                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C2,
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C2


                             UNDERWRITING AGREEMENT




                                                            As of June 26, 2002



Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

UBS Warburg LLC
1285 Avenue of the Americas
New York, New York  10019

Deutsche Bank Securities Inc.
11 West 52nd Street
New York, New York  10019

Ladies and Gentlemen:

                  Structured Asset Securities Corporation, a Delaware corporation (the "Company"), proposes to cause the issuance of, and to sell to Lehman Brothers Inc. ("Lehman"), UBS Warburg LLC ("UBSW"; and, together with Lehman, the "Lead Underwriters") and Deutsche Bank Securities Inc. ("Deutsche Bank"; and, collectively with Lehman and UBSW, the "Underwriters"), the mortgage pass-through certificates that are identified on Schedule I attached hereto (the "Certificates").

                  The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). Certain of the Mortgage Loans (the "UBS Mortgage Loans") will be acquired by the Company from UBS Warburg Real Estate Investments Inc. ("UBSWREI"), pursuant to a mortgage loan purchase agreement dated as of the date hereof (the "UBS Mortgage Loan Purchase Agreement"), between the Company, UBSWREI and UBS Principal Finance LLC ("UBSPF"). The other Mortgage Loans (the "Holdings Mortgage Loans") will be acquired by the Company from Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("Holdings" and, together with UBSWREI, the "Mortgage Loan Sellers"), pursuant to a mortgage loan purchase agreement dated as of the date hereof (the "Holdings Mortgage Loan Purchase Agreement"; and, together with the UBS Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between the Company and Holdings. In connection with the sale by UBSWREI to the Company of the UBS Mortgage Loans, UBSWREI, UBS(USA), Inc. ("UBS(USA)"), the Company and the Underwriters entered into an indemnification agreement dated as of the date hereof (the "UBS


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Indemnification Agreement"). In connection with the sale by Holdings to the
Company of the Holdings Mortgage Loans, Holdings, the Company and the Underwriters also entered into an indemnification agreement dated as of the date hereof (the "Holdings Indemnification Agreement"; and, together with the UBS Indemnification Agreement, the "Indemnification Agreements").

                  The Certificates will be issued under a pooling and servicing agreement to be dated as of June 11, 2002 (the "Pooling and Servicing Agreement"), among the Company as depositor, LaSalle Bank, National Association as trustee (the "Trustee"), Wachovia Bank, National Association as master servicer (the "Master Servicer"), Lend Lease Asset Management, L.P. as special servicer (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"). The Certificates and the Mortgage Loans are described more fully in the Prospectus (as defined below), which the Company has furnished to the Underwriters. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Prospectus.

                  The Certificates are part of a series of mortgage pass-through certificates that evidence beneficial ownership interests in the Trust Fund and are being issued pursuant to the Pooling and Servicing Agreement. The other certificates of such series will be retained by the Company or privately placed with a limited number of institutional investors.

                  1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and agrees with the respective Underwriters that:

                  (a) A registration statement on Form S-3 (No. 333-73338) with respect to the Certificates has been prepared by the Company and filed with the Securities and Exchange Commission (the "Commission"), and complies as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder, including Rule 415, and has become effective under the 1933 Act. As used in this Underwriting Agreement (this "Agreement" or the "Underwriting Agreement"), (i) "Registration Statement" means that registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement;
(ii) "Basic Prospectus" means the prospectus included in the Registration Statement at the time it became effective, or as subsequently filed with the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act; (iii) "Prospectus Supplement" means the prospectus supplement specifically relating to the Certificates, as most recently filed with, or transmitted for filing to, the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act; (iv) "Prospectus" means the Basic Prospectus, together with the Prospectus Supplement; (v) "Preliminary Prospectus Supplement" means any preliminary form of the Prospectus Supplement that has heretofore been filed pursuant to paragraph (b) of Rule 424 of the 1933 Act; and (vi) "Preliminary Prospectus" means the Basic Prospectus, together with any Preliminary Prospectus Supplement. The aggregate principal amount of the Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof.

                  (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and on the date of this Agreement, complied, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will comply, as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document filed with the Commission after the date as of which this representation is being made) will not, contain an untrue statement of a material fact or omit to state any material fact


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required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to (i) information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written or electronic information furnished to the Company by the Underwriters specifically for inclusion therein, (ii) the information contained in or omitted from the Prospectus, or any amendment or supplement thereto, in reliance upon and conformity with (A) the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement and any Preliminary Prospectus Supplement, including, without limitation, Annex A-1, Annex A-2, Annex A-3 and Annex B to each of the Prospectus Supplement and any Preliminary Prospectus Supplement and the accompanying diskette, and any Computational Materials and ABS Term Sheets (each as defined in Section 4 hereof) with respect to the Certificates), (B) the representations and warranties of either Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, or (C) any other information concerning the Mortgage Loan Seller Matters furnished to the Company or the Underwriters by either Mortgage Loan Seller, (iii) the information regarding the Mortgage Loan Seller Matters (as defined below) contained in or omitted from the Prospectus Supplement, or any amendment or supplement thereto, under the headings "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool" or on Annex A-1, Annex A-2, Annex A-3 and Annex B thereto or on the accompanying diskette, or contained in or omitted from the Special Dadeland Mall Financial Information or the Special Square One Mall Financial Information, which financial information was filed as part of the Registration Statement as an exhibit to a current report on Form 8-K and incorporated by reference into the Prospectus, or
(iv) the information contained in or omitted from any Computational Materials or ABS Term Sheets, or any amendment or supplement thereto, incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment thereof or supplement thereto) by a reason of a filing made in accordance with Section 5(h) hereof. The "Master Tape" consists of the compilation of underlying information and data regarding the Mortgage Loans covered by the Independent Accountants Report on Applying Agreed Upon Procedures dated July 17, 2002, as supplemented to the Closing Date, and rendered by Deloitte & Touche, LLP. The "Mortgage Loan Seller Matters" consist of the following matters: the Mortgage Loans and the underlying real properties securing the Mortgage Loans; the related loan documents and the obligors thereunder; and the Mortgage Loan Sellers. "Special Dadeland Mall Financial Information" means the financial information relating to the Dadeland Mall Mortgaged Property referred to in the Prospectus Supplement under the headings "Incorporation by Reference" and "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Dadeland Mall Mortgage Loan--Additional Financial Information"; and "Special Square One Mall Financial Information" means the financial information relating to the Square One Mall Mortgaged Property referred to in the Prospectus Supplement under the headings "Incorporation by Reference" and "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Square One Mall Mortgage Loan--Additional Financial Information".

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.


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                  (d) As of the date hereof, as of the date on which the
Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company; and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, this Agreement constitutes, and the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, when so executed and delivered will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any such agreement that purport or are construed to provide indemnification for securities law liabilities.

                  (f) As of the Closing Date, the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement to the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                  (g) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

                  (h) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Pooling and Servicing Agreement or either of the Mortgage Loan Purchase Agreements. The execution, delivery and performance by the Company of this Agreement, the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements do not and will not conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any of its material assets is bound, or any statute, order, rule or regulation applicable to the Company of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.


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                  (i) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, either of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or either of the Mortgage Loan Purchase Agreements, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, either of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

                  (j) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

                  (k) No authorization, approval or consent of or filing with any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates pursuant to or as contemplated by this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and the offer and sale of the Certificates by the Underwriters, and except any recordation or filing of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

                  (l) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                  (m) Any taxes, fees and other governmental charges payable by the Company in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement or either of the Mortgage Loan Purchase Agreements or the issuance and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom), have been or will be paid at or prior to the Closing Date.

                  (n) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (o) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the


                                      -5-
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interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund and the sale of the Certificates to the Underwriters. The Company is not selling the Certificates to the Underwriters or transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

                  (p) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

                  (q) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in
Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

                  2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth on Schedule I hereto, Certificates of each class thereof having the actual principal amount set forth next to the name of such Underwriter on
Schedule II hereto. Each of the Underwriters shall only be required to purchase the actual principal amount of the Certificates of each class thereof set forth next to such Underwriter's name on Schedule II hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from June 11, 2002 to but excluding the Closing Date.

                  Each Underwriter hereby represents and warrants that, under GAAP and for federal income tax purposes, it will report its acquisition of Certificates, pursuant to this Agreement, as a purchase of assets and not as a secured lending.

                  3. PAYMENT AND DELIVERY. The closing for the purchase and sale of the Certificates hereunder shall occur at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m. New York City time, on July 9, 2002 or at such other location, time and date as shall be mutually agreed upon by the Lead Underwriters and the Company (such time and date of closing, the "Closing Date"). Delivery of the Certificates shall be made through the Same Day Funds Settlement System of the Depository Trust Company ("DTC"). Payment shall be made to the Company in immediately available Federal funds wired to such bank as may be designated by the Company (or by such other method of payment as may be mutually agreed upon by the Company and any particular Underwriter), against delivery of the Certificates. The Certificates will be made available for examination by the Underwriters not later than 3:00 p.m. New York City time on the last business day prior to the Closing Date.

                  References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.


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                  4. OFFERING BY THE UNDERWRITERS.

                  (a) It is understood that the Underwriters propose to offer the Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon Policy Statement 105 has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates which are not "mortgage related securities" as defined in the 1934 Act (as defined below). Accordingly, each Underwriter covenants and agrees with the Company that sales of such Certificates made by such Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

                  (b) The Underwriters may prepare and provide (and acknowledge that they have prepared and provided) to prospective investors certain Computational Materials or ABS Term Sheets in connection with the offering of the Certificates. In this regard, each Underwriter represents and warrants to, and covenants with, the Company that:

                      (i) Such Underwriter has complied and shall comply with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 27, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                      (ii) For purposes hereof, "Computational Materials", "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" shall have the respective meanings given such terms in the No-Action Letters.

                      (iii) All Computational Materials and ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter have borne or shall bear, as the case may be, a legend in a form previously approved by the Company or its counsel.

                      (iv) Such Underwriter has not distributed and shall not distribute any such Computational Materials or ABS Term Sheets in respect of the Certificates, the forms and methodology of which are not in accordance with this Agreement. Such Underwriter has provided or shall provide, as the case may be, to the Company, for filing pursuant to a Current Report on Form 8-K as provided in Section 5(h) hereof, copies (in such format as required by the Company) of all such Computational Materials and ABS Term Sheets. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this paragraph (b)(iv) must be or must have been, as applicable, provided to the Company in paper or electronic format suitable for filing with the Commission not later than 10:00 a.m. (New York City time) at least one business day before filing thereof is or was, as the case may be, required pursuant to the terms of the No-Action Letters.

                      (v) All information included in any Computational Materials and ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter has been


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         or shall be generated based on substantially the same methodology and assumptions as are used to generate the information in the Prospectus Supplement as set forth therein; provided that such Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter were based on assumptions with respect to the Mortgage Pool that differ from the Prospectus Supplement in any material respect or on Certificate structuring assumptions (except in the case of Computational Materials when the different structuring terms were hypothesized and so described) that were revised in any material respect prior to the printing of the Prospectus, then to the extent that it has not already done so, such Underwriter shall immediately inform the Company and, upon the direction of the Company, and if not corrected by the Prospectus, shall prepare revised Computational Materials and/or ABS Term Sheets, as the case may be, based on information regarding the Mortgage Pool and Certificate structuring assumptions consistent with the Prospectus, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to paragraph (b)(iv) above.

                      (vi) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that the Company will file Computational Materials or ABS Term Sheets that contain a material error or, when read together with the Prospectus, a material omission, if clearly marked (A) "superseded by materials dated [specify date]" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated [specify date], as corrected", or (B) if the material error or omission is to be corrected in the Prospectus, "superseded by materials contained in the Prospectus." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the 1933 Act and the rules and regulations of the Commission thereunder, any Computational Materials or ABS Term Sheets in respect of the Certificates provided to prospective investors by such Underwriter are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless the material error or omission was corrected in the Prospectus) such Underwriter shall prepare, or cause the preparation of, a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Current Report on Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

                      (vii) Such Underwriter has not (and, as of the Closing Date, will not have) provided any prospective investors with any information in written or electronic form in connection with the offering of the Certificates except for (A) the Prospectus and any amendments or supplements thereto, (B) any Preliminary Prospectus and
         (C) such Computational Materials and/or ABS Term Sheets as either have been provided to the Company pursuant to or as contemplated by paragraph (b)(iv) above or are not required to be filed with the Commission in accordance with the No-Action Letters.

                      (viii) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials and ABS Term Sheets in respect of the Certificates required to be delivered in accordance with or as contemplated by paragraph (b)(iv) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(h) hereof to file the Computational Materials and ABS Term Sheets by the time specified therein.

                      (ix) Computational Materials and ABS Term Sheets distributed by such Underwriter through electronic means have been so distributed in accordance with SEC Release No. 33-7233.

                  (c) Each Underwriter represents and agrees that: (i) it has not sold or offered the Certificates in the United Kingdom, and it has not delivered or communicated the Prospectus or any other invitation or inducement to buy or participate in the Certificates in the United Kingdom, except to persons who (A) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2001 (the "FP order") or (B) fall within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2)(a) though (d) of the FP Order; and (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

                  5. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants with the respective Underwriters that:

                  (a) During such period following the date of this Agreement in which any Prospectus is required to be delivered under the 1933 Act (the "Prospectus Delivery Period"), the Company will deliver to each Underwriter such number of copies of each Prospectus as such Underwriter may reasonably request.

                  (b) During the Prospectus Delivery Period, the Company will file promptly with the Commission any amendment or supplement to the Registration Statement or any Prospectus relating to or covering the Certificates that may, in the judgment of the Company or the Lead Underwriters, be required by the 1933 Act and the rules and regulations of the Commission thereunder or requested by the Commission and approved by the Lead Underwriters.

                  (c) Prior to filing with the Commission during the Prospectus Delivery Period any amendment or supplement to the Registration Statement relating to or covering the Certificates (other than an amendment by reason of Rule 429 under the 1933 Act) or any amendment or supplement to the Prospectus, the Company will furnish a copy thereof to the Underwriters, and the Company will not file any such amendment or supplement to which the Lead Underwriters shall reasonably object.

                  (d) The Company will advise the Underwriters promptly (i) when, during the Prospectus Delivery Period, any post-effective amendment to the Registration Statement relating to or covering the Certificates (other than any amendment by reason of Rule 429 under the 1933 Act) becomes effective, (ii) of any request or proposed request by the Commission for any amendment or supplement to the Registration

Statement (insofar as the amendment or supplement relates to or covers the Certificates), for any amendment or supplement to the Prospectus or for any additional information with respect to the Certificates, (iii) of the issuance by the Commission, during the Prospectus Delivery Period, of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening, during the Prospectus Delivery Period, of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in or addition to the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

                  (e) If, during the Prospectus Delivery Period, the Commission issues an order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (f) The Company will endeavor to qualify the Certificates for offer and sale under the securities laws of such jurisdictions as the Lead Underwriters may reasonably request, provided, however, that this Section 5(f) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified.

                  (g) The costs and expenses associated with the transactions contemplated by this Agreement shall be payable by the Mortgage Loan Sellers as and to the extent provided in the respective Mortgage Loan Purchase Agreements. Deutsche Bank shall be responsible for the costs and expenses (including, but not limited to, the fees and expenses of any counsel retained thereby that are in excess of the amount set forth in the following sentence) actually incurred by it in connection with the transactions contemplated by this Agreement. The Mortgage Loan Sellers shall be responsible, up to a limit of $20,000, for the reasonable fees and expenses of any counsel retained by Deutsche Bank in connection with the transactions contemplated by this Agreement.

                  (h) The Company will file any documents and any amendments thereof as may be required to be filed by it pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1934 Act, including, but not limited to, the filing with the Commission pursuant to a Current Report on Form 8-K, subject to Section 4 hereof, of all Computational Materials and ABS Term Sheets in respect of the Certificates furnished by any Underwriter and identified by it as such. Subject to compliance by each Underwriter with Section 4(b)(iv) hereof, the Company will file all such Computational Materials and ABS Term Sheets within the time period allotted for such filing pursuant to the No-Action Letters. Subject to compliance by each Underwriter with Section 4(b)(iv) hereof, the Company represents and warrants that, to the extent required by the No-Action Letters, the Company has timely filed with the Commission any Collateral Term Sheets previously delivered to it as contemplated by Section 4(b)(iv) hereof.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters hereunder to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission prior to the

Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

                  (b) The Company shall have delivered to the Underwriters a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date.

                  (c) The Underwriters shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than 10 days prior to the Closing Date.

                  (d) The Underwriters shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Pooling and Servicing Agreement, either of the Mortgage Loan Purchase Agreements or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Pooling and Servicing Agreement or in either of the Mortgage Loan Purchase Agreements, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph (c) above which has affected the good standing of the Company under the laws of the State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of (i) the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and (ii) the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements.

                  (e) The Underwriters shall have received from Sidley Austin Brown & Wood LLP, special counsel for the Company, a favorable opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A-1.

                  (f) The Underwriters shall have received copies of all legal opinion letters delivered by Sidley Austin Brown & Wood LLP, special counsel for the Company, to the Rating Agencies in connection with the issuance of the Certificates, accompanied in each case by a letter signed by Sidley Austin Brown & Wood LLP stating that the Underwriters may rely on such opinion letter as if it were addressed to them as of date thereof.

                  (g) The Underwriters shall have received from in-house counsel for the Company, a favorable opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A-2.

                  (h) The Underwriters shall have received from Sidley Austin Brown & Wood LLP, special counsel for the Company, a letter, dated the Closing Date, substantially in the form attached hereto as Exhibit A-3, regarding certain information in the Registration Statement and the Prospectus.

                  (i) The Underwriters shall have received from Deloitte & Touche, LLP, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Lead Underwriters and their counsel, to the following effect:

                      (i) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter; and

                      (ii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause
         (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless otherwise noted in such letter.

                  (j) The Underwriters shall have received, with respect to each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, a favorable opinion of counsel, dated the Closing Date, addressing: the valid existence of such party under the laws of its jurisdiction of organization; the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party; the enforceability of the Pooling and Servicing Agreement against such party, subject to such limitations as are reasonably acceptable to the Lead Underwriters and their counsel; and such other matters as the Lead Underwriters and their counsel may reasonably request. Counsel rendering each such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to the Pooling and Servicing Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Each such opinion need cover only the laws of the State of New York, the laws of the jurisdiction of organization for the party on behalf of which such opinion is being rendered and the federal law of the United States.

                  (k) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by UBSWREI, UBSPF and UBS(USA) in connection with the sale by UBSWREI of the UBS Mortgage Loans to the Company, pursuant to the UBS Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by UBSWREI, UBS(USA) or any of their respective officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the Company shall also be addressed to the Underwriters.

                  (l) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by Holdings in connection with the sale by Holdings of its Mortgage Loans to the Company, pursuant to the Holdings Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by Holdings or any of its officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the Company shall also be addressed to the Underwriters.

                  (m) The Underwriters shall have been furnished with such other documents and opinions as the Lead Underwriters may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  (n) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been qualified, downgraded or withdrawn.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in material breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Lead Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Lead Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

                  7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform in all material respects any agreement herein or comply in all material respects with any provision hereof, other than by reason of a default by the Underwriters or a refusal, inability or failure on the part of UBSWREI or any of its affiliates to perform in all material respects any agreement in, or comply in all material respects with any provision of, the UBS Mortgage Loan Purchase Agreement, the Company will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates. If the sale of the Certificates provided for herein is not consummated because of a refusal, inability or failure on the part of UBSWREI or any of its affiliates to perform in all material respects any agreement in, or comply in all material respects with any provision of, the UBS Mortgage Loan Purchase Agreement, UBSWREI will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates.

                  8. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against:

                      (i) any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, contemplated by clause (i) above, if such settlement is effected with the written consent of the Company or as otherwise provided in Section 8(c) hereof; and

                      (iii) any and all expenses whatsoever, as incurred (including, without limitation, the fees and disbursements of counsel chosen by the Lead Underwriters), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, contemplated by clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the Company shall not be liable under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in reliance upon and in conformity with written or electronic information (as specified in Section 8(b) below) furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto); and provided, further, that the Company shall not be liable under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereto) in respect of the Certificates delivered to prospective investors by one or more of the Underwriters and furnished to the Company by any of the Underwriters pursuant to Section 4(b)(iv) hereof and made a part of the Registration Statement or incorporated by reference in the Prospectus or any Preliminary Prospectus; and provided, further, that the Company shall not be liable under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon (A) any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with (1) the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement and any Preliminary Prospectus Supplement, including, without limitation, Annex A-1, Annex A-2, Annex A-3 and Annex B thereto and the accompanying diskette), (2) the representations and warranties of either Mortgage Loan Seller set forth in or made pursuant to the related Mortgage Loan Purchase Agreement or (3) any other information concerning the Mortgage Loan Seller Matters furnished to the Company or the Underwriters by either Mortgage Loan Seller, or (B) any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in the Prospectus Supplement or any Preliminary Prospectus Supplement (or any amendment or supplement thereto) concerning the Mortgage Loan Seller Matters under the headings "Summary of Prospectus Supplement--The Underlying Mortgage Loans and the Mortgaged Real Properties", "Risk Factors--Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool" therein or on Annex A-1, Annex A-2, Annex A-3 and/or Annex B thereto or on the accompanying diskette, except to the extent that such untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above under such headings, on such annexes or on such diskette was made as a result of an error in the manipulation of, or any calculations based upon, or any aggregation of, such information regarding the Mortgage Loan Seller Matters, or (C) any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i) above that was made in the Special Dadeland Mall Financial Information and/or the Special Square One Mall Financial Information (insofar as such financial information was made a part of the Registration Statement or incorporated by reference in the Prospectus or any Preliminary Prospectus (or any amendment or supplement thereto)); and, provided, further, that the Company shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement in this subsection
(a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by clause (i) above that was made in any Preliminary Prospectus to the extent that such losses, liabilities, claims, damages, costs or expenses result from the fact that such Underwriter sold Certificates to a person as to whom it shall be established that there was not sent or given, at or prior to the confirmation of such sale, a copy of the Prospectus (excluding documents incorporated therein by reference), such untrue statement or omission had been corrected in the Prospectus and a sufficient number of copies of the Prospectus had been provided by the Company to such Underwriter prior to the confirmation of such sale.

                  (b) The respective Underwriters, severally and not jointly, each agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims, damages, costs and expenses described in clauses (i), (ii) and (iii) of Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus or any Preliminary Prospectus (or any amendment thereof or supplement thereto) in reliance upon and in conformity with written or electronic information relating to such Underwriter furnished to the Company by such Underwriter, or by either of the Lead Underwriters on its behalf, expressly for use in the Prospectus or such Preliminary Prospectus (or any amendment or supplement thereto), or made in any Computational Materials or ABS Term Sheets in respect of the Certificates that were prepared by such Underwriter and distributed by it or any other party to prospective investors; provided, however, that such Underwriter shall not be liable under the indemnity agreement in this subsection (b) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission in any such Computational Materials or ABS Term Sheets to the extent that such loss, liability, claim, damage or expense is covered by the indemnity agreement included in Section 1(a) of either Indemnification Agreement, unless it shall be established that such Underwriter was notified electronically or in writing of such untrue statement or omission prior to the time of confirmation of sale to the person that purchased the Certificates that are the subject of such loss, liability, claim, damage or expense, or action in respect thereof, and such Underwriter failed to deliver to such person corrected Computational Materials or ABS Term Sheets (or, if the superseding or correcting information is contained in the Prospectus, failed to deliver to such person such Prospectus) prior to confirmation of such sale to such person. It is hereby acknowledged that (i) the statements set forth in the first, fourth and fifth sentences of the penultimate paragraph, and the entire last paragraph, above the emboldened names of the Underwriters on the cover of the Prospectus Supplement and any Preliminary Prospectus Supplement, (ii) the statements under the caption "Summary of Prospectus Supplement--Relevant Parties--Underwriters" in the Prospectus Supplement or any Preliminary Prospectus Supplement, and (iii) the statements in the table and in the first sentence of each of the third and fifth paragraphs, and the entire sixth paragraph, under the caption "Method of Distribution" in the Prospectus Supplement or any Preliminary Prospectus Supplement, constitute the only written or electronic information furnished to the Company by the Underwriters, including, without limitation, by either of the Lead Underwriters on behalf of any other Underwriter, expressly for use in the Prospectus or any Preliminary Prospectus.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of the indemnity agreement in subsection (a) or (b), as applicable, of this Section 8. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its or their own counsel to all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under subsection (a) or (b) of this
Section 8 for any settlement or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under such subsection (a) or (b), as the case may be, of this Section 8, effected without its written consent, unless (i) at any time an indemnified party shall have requested such indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this
Section 8, (ii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under subsection
(a) or (b), as applicable, of this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages, costs or expenses referred to in this Section 8 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or any of the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

                  9. CONTRIBUTION.

                  (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8(a) or
Section 8(b) hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, costs and expenses of the nature contemplated by said indemnity agreement incurred by the Company, on the one hand, or the Underwriters, on the other hand, as incurred,
(i) in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the transactions contemplated by this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, costs and/or expenses, as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter be responsible under this Section 9(a) for any amount in excess of the fees and/or underwriting discounts received by such Underwriter in connection with the underwriting of the Certificates, less any amount previously paid by such Underwriter in respect of the subject losses, liabilities, claims, damages, costs and/or expenses. For purposes of the foregoing, the benefits received by the Company in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the total gross proceeds from the sale of the Certificates (before deducting expenses, but excluding fees paid to the Underwriters) received by the Company, and the benefits received by each Underwriter in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the fees and/or underwriting discounts received by such

Underwriter in connection with the underwriting of the Certificates. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(a) were determined by per capita allocation or by any other method of allocation that does not take account of the considerations referred to in this Section 9(a).

                  (b) Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available at law or in equity to any party entitled to contribution under this Section 9.

                  (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or any of the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

                  10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9 hereof, and shall survive delivery of the Certificates to the Underwriters.

                  11. TERMINATION OF AGREEMENT; SURVIVAL.

                  (a) The Lead Underwriters may terminate the obligations of the Underwriters under this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Lead Underwriters, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, or (iii) if trading generally on the New York Stock Exchange has been suspended, or if a banking moratorium has been declared by either federal or New York authorities.

                  (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that the provisions of Section 5(g) hereof regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement.

                  12. SUBSTITUTION OF UNDERWRITERS.

                  (a) If any Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this Agreement, upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased does not aggregate more than 10% of the total amount of the Certificates set forth in Schedule II hereof (based on aggregate purchase price), then the remaining Lead Underwriter (or, in the case that Deutsche Bank is the withdrawing or defaulting Underwriter, the Lead Underwriters) shall be obligated to take up and pay for the Certificates that the withdrawing or defaulting Underwriter agreed but failed to purchase (it being understood and agreed that if Deutsche Bank is the withdrawing or defaulting Underwriter, then the Lead Underwriters' obligations under this
Section 12(a) shall be allocated between them, on a pro rata basis, in accordance with the respective aggregate purchase prices to be paid by the Lead Underwriters for the Certificates originally allocated thereto on Schedule II).

                  (b) If any Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this Agreement (such Underwriter being a "Defaulting Underwriter"), upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased aggregates more than 10% of the total amount of the Certificates set forth in Schedule II hereto (based on aggregate purchase price), and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Certificates by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 5(g), Section 8 and Section 9 hereof), nor shall any Underwriter (other than the Defaulting Underwriter) be under any liability to the Company (except to the extent provided in Sections 8 and 9 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Company or the other Underwriters by reason of its failure to take up and pay for Certificates as agreed by such Defaulting Underwriter.

                  13. NOTICES. Any notice by the Company to any Underwriter shall be sufficient if given in writing or by telegraph addressed to the address for such Underwriter set forth on Schedule II hereto (or, in the case of any Underwriter, to such other address as such Underwriter shall designate in writing to the Company in accordance with this Section 13) and any notice by any Underwriter to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 745 Seventh Avenue, New York, New York 10019, Attention: Scott Lechner (or to such other address as the Company shall designate in writing to the Underwriters in accordance with this Section 13).

                  14. BENEFICIARIES. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriters contained in Section 8 hereof and the contribution agreement of the Underwriters contained in Section 9 hereof shall each be deemed to be also for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company; and the indemnity agreement of the Company contained in Section 8 hereof and the contribution agreement of the Company contained in Section 9 hereof shall each be deemed to be also for the benefit of any person controlling an Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  15. BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

                  16. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to contracts negotiated, made and to be performed entirely in said State.

                  17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

                  18. WAIVERS, MODIFICATIONS AND AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts, and your acceptance shall represent a binding agreement between the Company, the Underwriters and the Mortgage Loan Sellers signing this Agreement for purposes of Section 5(g) and 7.


                                        Very truly yours,

                                        STRUCTURED ASSET SECURITIES CORPORATION


                                        By:  /s/ Precilla G. Torres
                                             -----------------------------------
                                              Name:    Precilla G. Torres
                                              Title:   Senior Vice President



Confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.                                    UBS WARBURG LLC

By:  /s/ Mary Pat Archer                                By:  /s/ Robert W. Pettinato
     --------------------                                    ----------------------------
      Name:  Mary Pat Archer                                  Name:   Robert W. Pettinato
      Title:    Authorized Signatory                          Title:  Director


                                                        By:  /s/ Brad Cohen
                                                             -----------------------------
                                                              Name:   Brad Cohen
                                                              Title:  Director


DEUTSCHE BANK SECURITIES INC.


By:  /s/ Donald S. Belanger
     -----------------------
      Name:   Donald S. Belanger
      Title:  Managing Director


By:  /S/ Thomas R. Traynor
     ----------------------
      Name:   Thamas R. Traynor
      Title:  Vice President

Confirmed and accepted as of the date first above written, solely for purposes of Sections 5(g) and 7:


UBS WARBURG REAL ESTATE INVESTMENTS INC.


By:  /s/ Robert W. Pettinato
     ----------------------------
      Name:  Robert W. Pettinato
      Title: Director


By:  /s/ Brad Cohen
     ----------------------------
      Name:    Brad Cohen
      Title:   Director



Confirmed and accepted as of the date first above written, solely for purposes of Section 5(g):


LEHMAN BROTHERS HOLDINGS INC.,
DOING BUSINESS AS LEHMAN CAPITAL,
A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.


By:  /S/ Charlene H. Thomas
     -----------------------------------
      Name:     Charlene H. Thomas
      Title:     Authorized Signatory

                                   SCHEDULE I


Underwriting Agreement, dated as of June 26, 2002.


itle and Description of the Certificates:           LB-UBS Commercial Mortgage Trust 2002-C2, Commercial Mortgage Pass-Through
                                                     Certificates, Series 2002-C2, Class A-1, Class A-2, Class A-3, Class A-4,
                                                     Class B, Class C, Class D, Class E, Class F and Class G Certificates

Cut-off Date:  June 11, 2002

Expected Closing Date:  July 9, 2002


                                                                          CERTIFICATES

-------------------------------------------------------------------------------------------------------------------------
                                    CLASS A-1      CLASS A-2       CLASS A-3     CLASS A-4      CLASS B       CLASS C
                                    ---------      ---------       ---------     ---------      -------       -------
-------------------------------------------------------------------------------------------------------------------------

Initial Aggregate Principal Amount $64,000,000    $240,000.000   $144,100,000   $33,879,000   $16,644,000   $27,235,000
-------------------------------------------------------------------------------------------------------------------------
Initial Pass-Through Rate             3.834%         4.904%          5.386%        5.594%        5.666%       5.696%
-------------------------------------------------------------------------------------------------------------------------
Rating(1)                            AAA/Aaa        AAA/Aaa         AAA/Aaa       AAA/Aaa        AA+/Aa1      AA/Aa2
-------------------------------------------------------------------------------------------------------------------------
Purchase Price(2)                   100.49792%     100.49769%     100.49505%     100.49510%    100.49262%   100.49680%
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                     CLASS D      CLASS E        CLASS F       CLASS G
                                     -------      -------        -------       -------
-------------------------------------------------------------------------------------------

Initial Aggregate Principal Amount $18,157,000  $18,157,000    $24,209,000   $12,104,000
-------------------------------------------------------------------------------------------
Initial Pass-Through Rate             5.735%       5.774%         5.794%        5.873%
-------------------------------------------------------------------------------------------
Rating(1)                            AA-/Aa3       A+/A1          A/A2          A-/A3
-------------------------------------------------------------------------------------------
Purchase Price(2)                   100.49482%   100.49290%    100.49573%     100.49960%
-------------------------------------------------------------------------------------------


---------------

(1) By Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., respectively.

(2) Expressed as a percentage of the initial aggregate stated principal amount of each class of Certificates. There shall be added to the Purchase Price for each class of Certificates accrued interest at the initial Pass-Through Rate therefor on the initial aggregate principal amount thereof from the Cut-off Date to but not including the Closing Date.

NY1  5194914v6
                                   SCHEDULE II

                                                                                           PRINCIPAL AMOUNT
                                                                                         OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)                                    CLASS                CERTIFICATES TO BE PURCHASED
----------------------------                                    -----                ----------------------------
Lehman Brothers Inc.                                             A-1                     $        64,000,000
745 Seventh Avenue
New York, New York 10019
Attention:  Scott Lechner
                                                                 A-2                     $       240,000,000
                                                                 A-3                     $       144,100,000
                                                                 A-4                     $       508,879,000
                                                                  B                      $        16,644,000
                                                                  C                      $        27,235,000
                                                                  D                      $        18,157,000
                                                                  E                      $        18,157,000
                                                                  F                      $        24,209,000
                                                                  G                      $        12,104,000

UBS Warburg LLC                                                  A-1                     $                 0
1285 Avenue of the Americas, 11th Floor
New York, New York  10019
Attention:  Ahmed Alali
                                                                 A-2                     $                 0
                                                                 A-3                     $                 0
                                                                 A-4                     $                 0
                                                                  B                      $                 0
                                                                  C                      $                 0
                                                                  D                      $                 0
                                                                  E                      $                 0
                                                                  F                      $                 0
                                                                  G

Deutsche Bank Securities Inc.                                    A-1                     $                 0
31 West 52nd Street
New York, New York 10019
Attention: Tom Traynor
                                                                 A-2                     $                 0
                                                                 A-3                     $                 0
                                                                 A-4                     $        25,000,000
                                                                  B                      $                 0
                                                                  C                      $                 0
                                                                  D                      $                 0
                                                                  E                      $                 0
                                                                  F                      $                 0
                                                                  G                      $                 0

                                   EXHIBIT A-1

               FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD LLP,
                         SPECIAL COUNSEL FOR THE COMPANY

                                  July 9, 2002


Structured Asset Securities Corporation                Standard & Poor's Ratings Services,
745 Seventh Avenue                                        a division of The McGraw-Hill Companies, Inc.
New York, New York  10019                              55 Water Street
                                                       New York, New York  10041

Lehman Brothers Inc.                                   Moody's Investors Service, Inc.
745 Seventh Avenue                                     99 Church Street
New York, New York  10019                              New York, New York  10007

UBS Warburg LLC                                        LaSalle Bank National Association
Deutsche Bank Securities Inc.                          135 South LaSalle Street
31 West 52nd Street                                    Chicago, Illinois 60603
New York, New York  10019


         Re:      LB-UBS Commercial Mortgage Trust 2002-C2
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C2

Ladies and Gentlemen:

         We have acted as special counsel to Structured Asset Securities Corporation (the "Depositor"), Lehman Brothers Inc. ("LBI") and Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("LBHI"), in connection with the following transactions (collectively, the "Transactions"):

                      (i) the sale by LBHI, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "LBHI Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 26, 2002 (the "LBHI Mortgage Loan Purchase Agreement"), between LBHI as seller and the Depositor as purchaser;

                      (ii) the sale by UBS Warburg Real Estate Investments Inc. ("UBSWREI" and, together with LBHI, the "Mortgage Loan Sellers"), and the purchase by the Depositor, of certain other multifamily and commercial mortgage loans (the "UBSWREI Mortgage Loans" and, together with the LBHI Mortgage Loans, the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 26, 2002 (the "UBSWREI Mortgage Loan Purchase Agreement" and, together with the LBHI Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between UBSWREI as seller, the Depositor as purchaser and UBS Principal Finance LLC as an additional party;

                      (iii) the creation of a common law trust (the "Trust") and the issuance of an aggregate $1,210,452,837 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates"), consisting of multiple classes designated Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP, Class X-D, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class U, Class R-I, Class R-II, Class R-III and Class V, pursuant to that certain Pooling and Servicing Agreement, dated as of June 11, 2002 (the

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
July 9, 2002
Page 2



         "Pooling and Servicing Agreement"), between the Depositor as depositor, Wachovia Bank, National Association as master servicer, Lend Lease Asset Management, L.P. as special servicer, LaSalle Bank National Association as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent;

                      (iv) the transfer of the Mortgage Loans by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates at the direction of the Depositor;

                      (v) the sale by the Depositor, and the purchase by LBI, UBS Warburg LLC ("UBSW") and Deutsche Bank Securities Inc. ("DBS"; DBS, collectively with LBI and UBSW in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that certain Underwriting Agreement, dated as of June 26, 2002 (the "Underwriting Agreement"), between the Depositor and the Underwriters, and acknowledged, as to certain sections, by UBSWREI and LBHI;

                      (vi) the sale by the Depositor, and the purchase by LBI and UBSW (together in such capacity, the "Initial Purchasers"), of the Class X-CL, Class X-CP, Class X-D, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T and Class U Certificates (collectively, the "Privately Offered Certificates" and, collectively with the Publicly Offered Certificates, the "Offered Certificates"), together with the Class V Certificates, pursuant to that certain Certificate Purchase Agreement, dated as of June 26, 2002 (the "Certificate Purchase Agreement"), between the Depositor and the Initial Purchasers;

                      (vii) the negotiation and execution of that certain LBHI Indemnification Agreement, dated as of June 26, 2002 (the "LBHI Indemnification Agreement"), between LBHI, the Depositor and the Underwriters/Initial Purchasers; and

                      (viii) the negotiation and execution of that certain UBS Indemnification Agreement, dated as of June 26, 2002 (the "UBS Indemnification Agreement" and, together with the LBHI Indemnification Agreement, the "Indemnification Agreements"), between UBSWREI, UBS(USA), Inc. ("UBS(USA)"), the Depositor and the Underwriters/Initial Purchasers.

         In the course of our acting as special counsel to the Depositor, LBI and LBHI as described above, we prepared or reviewed the Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements and the Indemnification Agreements (collectively, the "Agreements"). Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
July 9, 2002
Page 3


         In addition, with the knowledge and consent of the Depositor and the Underwriters/Initial Purchasers, we have acted as special counsel to those parties in connection with the preparation or review of the following documents and all exhibits thereto (collectively with the Agreements, the "Relevant Documents"):

                      (a) the Prospectus Supplement, dated June 26, 2002 (the "Prospectus Supplement"), specifically relating to the Publicly Offered Certificates and the Trust;

                      (b) the Prospectus, dated June 17, 2002, relating to publicly offered mortgage-backed securities, including mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus" and, together with the Prospectus Supplement, the "Prospectus");

                      (c) the Offering Memorandum, dated June 26, 2002 (the "Memorandum") specifically relating to the Privately Offered Certificates and the Trust; and

                      (d) the registration statement on Form S-3 (No. 333-73338) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission").

         For purposes of rendering the opinions set forth below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions set forth below; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in opinion paragraph 5 below, the power and authority of all parties to the Agreements to enter into, perform under and consummate the transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by all parties thereto, (ix) except as expressly addressed in opinion paragraph 6 below, the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
July 9, 2002
Page 4


with its terms, (x) the compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, (xi) the conformity, to the requirements of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of or at the direction of the Depositor and the Mortgage Loan Sellers, and (xii) the absence of any other agreement that supplements or otherwise modifies the express terms of the Agreements.

         Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not in writing and executed by all relevant parties, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York; (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

         When used in this opinion, the term "knowledge" or words of similar import mean the actual knowledge of facts or other information of the Sidley Austin Brown & Wood LLP attorneys currently practicing law with this firm who have been actively involved in the above-described representation of

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
July 9, 2002
Page 5


the Depositor, LBHI and/or the Underwriters/Initial Purchasers. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

         In rendering the opinions set forth below, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (in each case without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular State, including the State of New York, or with respect to any matter not expressly addressed below.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Registration Statement has become effective under the Securities Act of 1933, as amended (the "1933 Act").

                  2. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

                  3. The Registration Statement, the Basic Prospectus and the Prospectus Supplement, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein or omitted therefrom and other than information incorporated therein by reference, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

                  4. To our knowledge, there are no material contracts, indentures or other documents relating to the Publicly Offered Certificates of a character required to be described or referred to in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  5. The execution, delivery and performance by the Depositor of the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement do not conflict with, or result in a violation of, any federal or State of New York statute, or any rule or regulation promulgated thereunder or pursuant thereto, which statute, rule or regulation is applicable to the Depositor (except for any such conflict or violation as would not have a material adverse effect on the performance by the Depositor of its obligations under those Agreements).

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
July 9, 2002
Page 6


                  6. The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are each a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

                  7. The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement or the Certificate Purchase Agreement, as applicable, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                  8. No consent, approval, authorization or order of any federal or State of New York court, agency or other governmental body is required for the consummation by the Depositor of the transactions contemplated by the terms of the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement, except (a) such as have been obtained and (b) such as may be required under state securities laws or the "blue sky" laws of any jurisdiction in connection with the purchase and the offer and sale of Offered Certificates by the Underwriters/Initial Purchasers, as to which we express no opinion.

                  9. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  10. The Trust is not required to be registered under the Investment Company Act of 1940, as amended.

                  11. The statements set forth in the Prospectus Supplement under the headings "Federal Income Tax Consequences", "ERISA Considerations" (exclusive of the statements set forth under the sub-heading "-Considerations for All Investors") and "Legal Investment", in the Basic Prospectus under the headings "Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment" and in the Memorandum under the headings "Certain Federal Income Tax Consequences", "Certain ERISA Considerations" (exclusive of the statements set forth under the sub-heading "-Considerations for All Investors") and "Legal Investment", to the extent that they describe certain matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of an investment in the Offered Certificates to all investors, provide an accurate summary of such matters and conclusions set forth under such headings.

                  12. The statements set forth in the Prospectus Supplement under the headings "Description of the Offered Certificates" and "Servicing of the Underlying Mortgage Loans", in the Basic Prospectus under the headings "Description of the Certificates" and "Description of the

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK


Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
July 9, 2002
Page 7


         Governing Documents" and in the Memorandum under the headings
         "Summary of Offering Memorandum--Description of the Privately Offered Certificates" and "Transfer and Exchange; Restrictions" insofar as such statements purport to summarize certain material provisions of the Offered Certificates and the Pooling and Servicing Agreement, are accurate in all material respects.

                  13. As described in the Prospectus and Memorandum, (a) REMIC I will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC I Regular Interests will be "regular interests" and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (b) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC II Regular Interests will be "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, and (c) REMIC III will qualify as a REMIC within the meaning of the REMIC Provisions, and the Regular Interest Certificates will evidence "regular interests" and the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III.

                  14. The portion of the Trust Fund consisting of the Grantor Trust Assets will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986.

                  15. Assuming the accuracy of the deemed representations set forth under the heading "Notice to Investors" in the Memorandum on the part of investors that purchase Privately Offered Certificates from LBI and UBSW, the offer and sale of the Privately Offered Certificates by the Depositor to LBI and UBSW, and by LBI and UBSW to investors that purchase from them, in the manner contemplated by the Memorandum, the Certificate Purchase Agreement and the Pooling and Servicing Agreement, are transactions that do not require registration under the Securities Act of 1933, as amended.

         The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                                          Very truly yours,

                                   EXHIBIT A-2

               FORM OF OPINION OF IN-HOUSE COUNSEL FOR THE COMPANY

                                  July 9, 2002

Structured Asset Securities Corporation                      Standard & Poor's Ratings Services,
745 Seventh Avenue                                              a division of The McGraw-Hill Companies, Inc.
New York, New York  10019                                    55 Water Street
                                                             New York, New York  10041

UBS Warburg LLC                                              Moody's Investors Service, Inc.
1285 Avenue of the Americas                                  99 Church Street
New York, New York  10019                                    New York, New York 10007

Lehman Brothers Inc.                                         LaSalle Bank National Association
745 Seventh Avenue                                           135 South LaSalle Street
New York, New York 10019                                     Chicago, Illinois 60603

Deutsche Bank Securities Inc.                                Lehman Brothers Holdings Inc.,
31 West 52nd Street                                          d/b/a Lehman Capital, a division of
New York, NY  10019                                             Lehman Brothers Holdings Inc.
                                                             745 Seventh Avenue
                                                             New York, New York  10019


         Re:      LB-UBS Commercial Mortgage Trust 2002-C2
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C2

Ladies and Gentlemen:

         I am internal counsel to Lehman Brothers Inc. ("LBI") and, in such capacity, have acted as counsel to Structured Asset Securities Corporation, a Delaware corporation ("SASCO"), and am familiar with matters pertaining to the following agreements (collectively, the "Agreements"): (i) the Pooling and Servicing Agreement dated as of June 11, 2002 (the "Pooling and Servicing Agreement"), by and between SASCO, as depositor, Wachovia Bank, National Association, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent; (ii) the Mortgage Loan Purchase Agreement dated as of June 26, 2002, by and between SASCO and Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("LBHI"); (iii) the Mortgage Loan Purchase Agreement dated as of June 26, 2002, by and between SASCO, UBS Warburg Real Estate Investments, Inc. ("UBSWREI"), and UBS Principal Finance LLC as an additional party; (iv) the Underwriting Agreement dated as of June 26, 2002, by and between SASCO, LBI, UBS Warburg LLC ("UBSW") and Deutsche Bank Securities Inc. and

Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
Lehman Brothers Holdings Inc.
July 9, 2002
Page 2


acknowledged as to certain sections by UBSWREI and LBHI; and (v) the Certificate Purchase Agreement dated as of June 26, 2002 by and between SASCO, LBI and UBSW.

         In connection with this opinion, I have examined, or have had examined on my behalf, an executed copy of each of the Agreements, certificates and statements of public officials and officers of SASCO and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

                  1. SASCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to enter into the Agreements.

                  2. Each of the Agreements has been duly authorized, executed and delivered by SASCO.

                  3. The execution, delivery and performance of the Agreements by SASCO, (i) to my knowledge, do not and will not result in a material breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which SASCO is a party,
         (ii) do not contravene its certificate of incorporation or by-laws, and
         (iii) to my knowledge, do not contravene any order of any court or governmental agency that names SASCO and is specifically directed to its property (in each case, except for such breaches, violations, defaults or contraventions as would not have a material adverse effect on the ability of SASCO to perform its obligations under the Agreements).

         The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

                  A. I am a member of the Bar of the State of New York and render no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Structured Asset Securities Corporation
Lehman Brothers Inc.
UBS Warburg LLC
Deutsche Bank Securities Inc.
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.
LaSalle Bank National Association
Lehman Brothers Holdings Inc.
July 9, 2002
Page 3


                  B. My opinions are limited to the present laws and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present laws of any jurisdiction referred to in paragraph A. above be changed by legislative action, judicial decision or otherwise.

                  C. I have assumed with your permission (i) the genuineness of all signatures by each party other than SASCO, (ii) the legal capacity of all natural persons signing or delivering any instrument, (iii) the authenticity of documents submitted to me as originals and the conformity with the authentic original documents of all documents submitted to me as copies, and (iv) the due execution and delivery, pursuant to due authorization, of all documents by each party other than SASCO.

                  D. I have relied on originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of SASCO, records of proceedings taken by SASCO, and other corporate documents and records of SASCO, and have made such other investigations as I have deemed relevant or necessary for the purpose of this opinion. I have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Agreements and on certificates of public officials and/or officers and other representatives of SASCO.

         This letter is rendered to you in connection with the Agreements and the transactions related thereto and may not be relied upon by any other person or by you in any other context or for any other purpose. This letter may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person, without my prior written consent.

         The foregoing opinions are given on the express understanding that the undersigned is an officer of Lehman Brothers Inc. and shall in no event incur any personal liability in connection with the said opinion.

                                                          Very truly yours,

                                   EXHIBIT A-3

        FORM OF LETTER TO BE DELIVERED BY SIDLEY AUSTIN BROWN & WOOD LLP
         SPECIAL COUNSEL TO THE COMPANY AND COUNSEL TO THE UNDERWRITERS
                         REGARDING THE DISCLOSURE IN THE
                      REGISTRATION STATEMENT AND PROSPECTUS

                                  July 9, 2002


Lehman Brothers Inc.                                 UBS Warburg LLC
745 Seventh Avenue                                   1285 Avenue of the Americas
New York, New York 10019                             New York, New York  10019

         Re:      LB-UBS Commercial Mortgage Trust 2002-C2
                  Commercial Mortgage Pass-Through Certificates, Series 2002-C2

Ladies and Gentlemen:

         We have acted as special counsel to Structured Asset Securities Corporation (the "Depositor"), Lehman Brothers Inc. ("LBI") and Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc. ("LBHI"), in connection with the following transactions (collectively, the "Transactions"):

                  (i) the sale by LBHI, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "LBHI Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 26, 2002 (the "LBHI Mortgage Loan Purchase Agreement"), between LBHI as seller and the Depositor as purchaser;

                  (ii) the sale by UBS Warburg Real Estate Investments Inc. ("UBSWREI" and, together with LBHI, the "Mortgage Loan Sellers"), and the purchase by the Depositor, of certain other multifamily and commercial mortgage loans (the "UBSWREI Mortgage Loans" and, together with the LBHI Mortgage Loans, the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 26, 2002 (the "UBSWREI Mortgage Loan Purchase Agreement" and, together with the LBHI Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between UBSWREI as seller, the Depositor as purchaser and UBS Principal Finance LLC as an additional party;

                  (iii) the creation of a common law trust (the "Trust") and the issuance of an aggregate $1,210,452,837 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates"), consisting of multiple classes designated Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP, Class X-D, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class U, Class R-I, Class R-II, Class R-III and Class V, pursuant to that certain Pooling and Servicing Agreement, dated as of June 11, 2002 (the "Pooling and Servicing Agreement"), between the Depositor as depositor, Wachovia Bank, National Association as master servicer, Lend Lease Asset Management, L.P. as special servicer, LaSalle Bank National Association as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent;

SIDLEY AUSTIN BROWN & WOOD LLP                                         NEW YORK

UBS Warburg LLC
Lehman Brothers Inc.
July 9, 2002
Page 2


                  (iv) the transfer of the Mortgage Loans by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates at the direction of the Depositor;

                  (v) the sale by the Depositor, and the purchase by LBI and UBS Warburg LLC ("UBSW"), of the Class X-CL, Class X-CP, Class X-D, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T and Class U Certificates (collectively, the "Privately Offered Certificates"), together with the Class V Certificates, pursuant to that certain Certificate Purchase Agreement, dated as of June 26, 2002 (the "Certificate Purchase Agreement"), between the Depositor, LBI and UBSW;

                  (vi) the negotiation and execution of that certain LBHI Indemnification Agreement, dated as of June 26, 2002 (the "LBHI Indemnification Agreement"), between LBHI, the Depositor, LBI, UBSW and Deutsche Bank Securities Inc. ("Deutsche Bank"); and

                  (vii) the negotiation and execution of that certain UBS Indemnification Agreement, dated as of June 26, 2002 (the "UBS Indemnification Agreement" and, together with the LBHI Indemnification Agreement, the "Indemnification Agreements"), between UBSWREI, UBS(USA), Inc., the Depositor, LBI, UBSW and Deutsche Bank.

         In the course of our acting as special counsel to the Depositor, LBI and LBHI as described above, we prepared or reviewed: (i) the Pooling and Servicing Agreement, the Certificate Purchase Agreement, the Mortgage Loan Purchase Agreements and the Indemnification Agreements (collectively, the "Agreements"); and (ii) the Offering Memorandum dated June 26, 2002 (including all exhibits and annexes thereto, the "Memorandum"), specifically relating to the Privately Offered Certificates and the Trust. Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

         Furthermore, we have discussed the information contained in the Agreements and the Memorandum with certain representatives of the Depositor, LBI, UBSW and the other parties to the Agreements and their respective counsel (in addition to us).

         For purposes of delivering this letter, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries,

SIDLEY AUSTIN BROWN & WOOD LLP                                         NEW YORK

UBS Warburg LLC
Lehman Brothers Inc.
July 9, 2002
Page 3


with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreements to enter into, perform under and consummate the transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by all parties thereto, (ix) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x) the compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, (xi) the conformity, to the requirements of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of or at the direction of the Depositor and/or the Mortgage Loan Sellers, and (xii) the absence of any other agreement that supplements or otherwise modifies the express terms of the Agreements. In rendering this letter, we do not make any statement or express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

         While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Memorandum, on the basis of and subject to the foregoing, nothing has come to our attention that has caused us to believe that the Memorandum, as of the date thereof or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (v) the statements in the Memorandum under the heading "Certain ERISA Considerations--Considerations for All Investors," (w) any financial, statistical or numerical data set forth or referred to in or omitted from the Memorandum, (x) the information set forth on or omitted from any diskette that may accompany the Memorandum, (y) any documents or information incorporated by reference in the Memorandum or (z) any information set forth or referred to in or omitted from the Memorandum with respect to the description of the Mortgage Loans, the

SIDLEY AUSTIN BROWN & WOOD LLP                                         NEW YORK

UBS Warburg LLC
Lehman Brothers Inc.
July 9, 2002
Page 4


borrowers and other obligors thereunder, and the real property and other collateral securing the Mortgage Loans.

         In connection with delivering this letter, we advise you that, as to materiality, we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced law practitioners, upon the judgment of officers and representatives of the Depositor, LBI, UBSW and the Mortgage Loan Sellers. In addition, we call to your attention that, with your knowledge and consent, we have not, for purposes of delivering this letter, examined or otherwise reviewed any of the Mortgage Files or any particular documents contained in such files or any other document with respect to the Mortgage Loans. When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley Austin Brown & Wood LLP attorneys currently practicing law with this firm who have been actively involved in representing the Depositor, LBI and LBHI in connection with the Transactions.

         The statements set forth herein are being made to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is being delivered solely for the benefit of the persons to which it is addressed in connection with the Transactions; accordingly, it may not be quoted or otherwise delivered to or relied upon by any other person (including, without limitation, any person who acquires Privately Offered Certificates from either LBI or UBSW) or utilized for any other purpose without our prior written consent.

                                                          Very truly yours,